EXHIBIT 10.57

November 15, 2019

William Ciambrone

[**]

Re: Amendment to Offer Letter of November 11, 2019

Dear Bill,

This letter amends the offer letter previously signed by you dated November 11, 2019 (the “Offer Letter”) to correct the reference to the Company equity plan under which your option award will be granted.  Except as specifically set forth below, all provisions of the Offer Letter will remain in full force and effect and all capitalized terms used herein not defined in this Amendment will have the meanings in the Offer Letter.

Amendment

The sections in the Offer Letter headed “New Hire Option Grant” will be replaced by the following section:

New Hire Option Grant.

On the Hire Date, the Company plans to grant to you, subject to Compensation Committee approval, the option to purchase 80,000 shares of Company Common Stock (the “Option”) pursuant to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), a copy of which will be provided to you on the Hire Date.

The exercise price of the Option will equal the closing sales price of the Company’s Common Stock as reported by The NASDAQ Global Market on the Hire Date.  1/4th of the shares underlying the Option will vest and become exercisable on the first anniversary of the Hire Date, and 1/48th of the shares underlying the Option will vest and become exercisable on each monthly anniversary of the Hire Date thereafter, such that the shares underlying the Option will be fully vested and exercisable on the fourth anniversary of the Hire Date, subject to your continued employment through each such vesting date. The Option will be subject to the terms and conditions under the 2018 Plan and the Company’s form of Stock Option Award Agreement under the 2018 Plan, a copy of which will be provided to you on the Hire Date.

Please sign below if you agree and accept the foregoing Amendment.

Sincerely,

/s/ Joan Nickerson

Joan Nickerson

Senior Vice President, Human Resources

accepted:

I accept this Amendment.

Signature	/s/ William Ciambrone	Date:	11/18/19